                                                                   EXHIBIT 10.29

                                                                      [PPL LOGO]

                            RETAIL ELECTRICITY SUPPLY
                                    CONTRACT

This Retail Electricity Supply Contract ("Retail Contract") between PPL EnergyPlus, LLC ("PPL") with principal offices at 45 Basin Creek Road, Butte, MT, 59701 and the customer specified below ("Customer") is effective as of December 11, 2001, and sets forth the conditions under which PPL will provide electric energy to the Customer. Customer and PPL may hereinafter be referred to collectively as "Parties" or singularly as "Party". This Retail Contract, together with any Attachments and/or Exhibits incorporated herein by reference, is hereinafter referred to collectively as the "Agreement."

                  Customer:         Stillwater Mining Company ("SMC")
                                    536 East Pike Avenue
                                    Columbus, MT  59019

           Primary Contact:         James A. Sabala, Vice President and CFO
              Phone Number:         406-322-8724
                Fax Number:         406-322-9985

The specific Customer accounts to be served by PPL and made part of this Agreement are identified on Exhibit A -Account Information attached to the Purchasing Attachment(s).

1. DEFINITIONS - Certain capitalized terms are defined in the body of the Agreement. In addition, the following definitions apply to the following words used in this Agreement:

     "Commencement Date" means that date described in Section 3 of this Agreement.

     "Electric Distribution Company" or "EDC" means the company, or its successor(s), that currently provides the electric lines, both above ground and below ground, that deliver the Electricity to the Facilities.

     "Electric Transmission Provider" or "ETP" means the company, or its successor(s), and/or a Regional Transmission Organization (RTO), that provide the electric transmission lines, both above ground and below ground, that deliver the Electricity to the EDC.

     "Electricity" means the electricity that Customer is purchasing from PPL pursuant to this Agreement and that will be delivered to the Facilities by the EDC and/or ETP.

     "Facilities" means the commercial and/or industrial facilities of Customer as defined in Exhibit A - Account Information to the Purchasing Attachment(s) and as defined by the transmission agreement referenced in the Transmission Agency Agreement attached hereto.

     "Termination Date" means that date described in Section 3 of this Agreement.

     "kWh" means kilowatt-hour or 1,000 watts for one hour.

     "kW" means kilowatt or 1,000 watts. This is usually measured over a 15-, 30-, or 60-minute time period, specified by the EDC and/or ETP, then expressed as the Maximum Demand over a time period, again, specified by the EDC and/or ETP. Kilowatt, kW is often referred to as demand or active demand.

     "MWh" means megawatt-hour or 1,000 kilowatts for one hour.

     "MW" means megawatt or 1,000 kilowatts. This is usually measured over a 15-, 30- or 60-minute time period, specified by the EDC and/or ETP. MW is often referred to as demand or active demand.

     "Maximum Peak Demand" means the average number of kilowatts supplied during the 15-, 30- or 60-minute period of maximum use during the time periods designated as On-Peak or Peak by Customer's EDC and/or ETP. In the event that Customer's EDC and/or ETP does not designate an On-Peak period, then the Maximum Peak Demand means



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                                                                      [PPL LOGO]

                            RETAIL ELECTRICITY SUPPLY
                                    CONTRACT

     the average number of kilowatts supplied during the 15-, 30-, or 60-minute period of maximum use during the billing period.

     "On-Peak" means the On-Peak hours defined by the Customer's EDC and/or ETP, unless otherwise specified in the applicable Purchasing Attachment.

     "Off-Peak" means all hours that are not On-Peak, unless otherwise specified in the applicable Purchasing Attachment.

     "Purchasing Attachment" shall be the attachment signed by PPL and Customer that sets forth the terms and conditions for the purchase and sale of Electricity that are in addition to or modify the terms and conditions set forth herein.

     "Utilization Rate" equals Customer's actual total monthly kWh, purchased from PPL as appropriately metered by Customer's EDC during the billing period, divided by the product of Customer's maximum kWh use during any On-Peak hour and the total hours in the month's billing cycle. (Actual kWh use)/[maximum on-peak use X billing cycle hours].

2. PURCHASE AND SALES AGREEMENT - Customer agrees to purchase from PPL the quantities of Electricity during the Term(s), as defined in the Purchasing Attachment(s). PPL shall deliver all such Electricity to the EDC and/or ETP for Customer's account for delivery to the Facilities.

3. TERM - The term of this Agreement shall commence on December 11, 2001 (the "Commencement Date") and may not be terminated before the later of (i) thirty (30) days following the receipt by either Party of the other Party's written notice of termination; or (ii) the completion of all obligations pursuant to any executed Purchasing Attachment(s) to this Agreement (the "Termination Date").

4.   PRICE

     a) PRICES - The prices to be paid by Customer to PPL for all Electricity purchased hereunder shall be as set forth in the Purchasing Attachment(s) to this Agreement.

     b) APPLICATION - Unless otherwise agreed to in writing and executed by both Parties, Customer shall be responsible for the applicable transmission, distribution and other fees charged by the EDC and ETP. Distribution and transmission charges remain subject to regulations and are not provided by PPL.

     c) OTHER TAXES OR FEES - PPL shall be responsible for all applicable taxes imposed on, or with respect to, the Electricity prior to delivery to the EDC and/or ETP at the Point of Delivery set forth in the Purchasing Attachment(s). Customer shall pay, or cause to be paid, all EDC and ETP tariff imposed fees for transmission of the Electricity and all other taxes or fees imposed on, or with respect to, the Electricity upon and after its delivery to the EDC and/or ETP at the Point of Delivery set forth in the Purchasing Attachment(s), including, without limitation, any and all federal, state, or local taxes or fees that may be imposed by any valid taxing authority. If any such taxes that are the responsibility of Customer are required to be paid by PPL, Customer agrees to promptly reimburse PPL for such payment.

5. ELECTRIC DISTRIBUTION AND TRANSMISSION SERVICE - During the term of this Agreement, Customer agrees to make and maintain the necessary arrangements so that Electricity is delivered to the Facilities by the EDC and ETP. Customer expressly acknowledges that PPL has no financial obligation relating to any such arrangements.



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                                                                      [PPL LOGO]

                            RETAIL ELECTRICITY SUPPLY
                                    CONTRACT

6. TRANSMISSION AGENCY AGREEMENT ATTACHMENT - If Customer has contracted for its own transmission rights directly with the ETP, the Customer may elect, as indicated below, to (i) schedule its own transmission rights with the ETP to serve its Facility(s) or (ii) request PPL, on behalf of the Customer, to schedule Customer's transmission rights with the ETP to serve Customer's Facility(s). If Customer elects PPL, as indicated below, to schedule such transmission rights to serve its Facilities, the Parties agree that such service shall be provided pursuant to those terms and conditions included in the Transmission Agency Agreement Attachment (the "TAA").

          [X]  PPL TO SCHEDULE CUSTOMER'S TRANSMISSION RIGHTS [TAA IS ATTACHED]

          [ ] CUSTOMER TO SCHEDULE CUSTOMER'S TRANSMISSION RIGHTS [TAA IS NOT ATTACHED]

7. PAYMENT - Customer agrees that, on a monthly basis, PPL and/or the EDC and/or ETP shall render to Customer a statement for each of Customer's Facilities served under this Agreement. Payment shall be made within fifteen (15) days from date of invoice. PPL will charge Customer $25 for any check returned for any reason. If Customer should fail to remit any amounts in full when due hereunder, including any amounts in dispute, (i) interest on such unpaid amounts shall accrue from the date due at a rate equal to one and one-half percent (1.5%) per month; provided, however, the rate shall never exceed the maximum rate permitted by law, and (ii) Customer shall be liable for any and all costs of collection (including reasonable attorneys' fees) to which PPL is entitled to recover. In addition to all other remedies available to PPL, as provided hereunder, and upon ten (10) days prior written notice, PPL may discontinue delivery of Electricity to the Facilities and terminate this Agreement and all then-outstanding Purchasing Attachments if Customer fails to pay, in full, amounts properly due to PPL.

     Customer agrees to make payments to PPL by Automated Clearing House ("ACH"), wire transfer to designated bank account or other generally accepted electronic funds transfer method mutually agreed to by the Parties. The receiving bank for PPL electronic payments is:

                        Address:     Mellon Bank
                                     One Mellon Bank Center
                                     Pittsburgh, PA 15259-0001

                        Mellon ACH Operations:      412-234-2489 (phone number)
                        Account Name:               PPL SOLUTIONS, LLC
                        Account Number:             2-966-083
                        ABA Number:                 031000037
                        DUNS Number:                92-660-4567

     PPL will provide Customer at least ten (10) days advance written notice of any changes in the electronic funds transfer information provided above.

8. WARRANTY - PPL warrants title and the right to deliver title to all Electricity sold hereunder. As between the Parties to this Agreement, PPL is deemed to be the owner and titleholder and is in exclusive care, custody and control of the Electricity until it is delivered to the Delivery Point(s) as defined in the Purchasing Attachment(s). Customer is deemed to be the owner and titleholder of the electricity at and from the Delivery Point(s) as defined in the Purchasing Attachment(s). Title and risk of loss of Electricity sold hereunder shall pass at the Delivery Point(s).

     CUSTOMER ACKNOWLEDGES THAT IT HAS ENTERED INTO THIS AGREEMENT BASED SOLELY UPON THE EXPRESS WARRANTIES SET FORTH IN THE PRECEDING PARAGRAPH. PPL EXPRESSLY DISCLAIMS ANY OTHER WARRANTY (WRITTEN, ORAL, EXPRESS OR IMPLIED), INCLUDING ANY WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE.

9.   FORCE MAJEURE -

     a) Performance Excused. If either Party is prevented or delayed by an event of Force Majeure in carrying out, in whole or part, its obligations under this Agreement, then, during the pendency of such Force Majeure but for no longer



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                                                                      [PPL LOGO]

                            RETAIL ELECTRICITY SUPPLY
                                    CONTRACT

          period, the Party affected by the event (other than the obligation to make payments then due or becoming due with respect to performance which occurred prior to the event) shall be relieved of its obligations insofar as they are affected by Force Majeure but for no longer period. The Party affected by an event of Force Majeure shall provide the other Party with written notice setting forth the full details thereof as soon as practicable after the occurrence of such event and shall take all reasonable measures to mitigate or minimize the effects of such event of Force Majeure; provided, however, that this provision shall not require PPL to deliver, or Customer to receive, Electricity at points other than the Delivery Point, or require either Party to settle labor disputes.

     b) Definition. Force Majeure means an event not anticipated as of the Commencement Date, which is not within the reasonable control of the Party (or in the case of third party obligations or facilities, the third party) claiming suspension (the "Claiming Party"), and which, by the exercise of due diligence, the Claiming Party, or third party, is unable to overcome or avoid or cause to be avoided. Events of Force Majeure may include, but are not restricted to: acts of God; fire; civil disturbance; labor dispute; labor or material shortage; sabotage; action or restraint by court order or public or governmental authority (so long as the Claiming Party has not applied for or assisted in the application for such government action); provided, however, that an event of Force Majeure shall not include (i) Customer's inability economically to use Electricity hereunder; (ii) Customer's ability to procure more economic electric supply; or (iii) PPL's ability to sell Electricity at a more advantageous price.

10. ASSIGNMENT - Either Party may freely assign this Agreement in whole or in part to an affiliate or partnership or joint venture in which such Party is a participant. Any other assignment of this Agreement may be made only with the prior written consent of the non-assigning Party which consent shall not unreasonably be withheld or delayed.

11.  NOTICES - Notices shall be sent to:

     STILLWATER MINING COMPANY                  PPL ENERGYPLUS, LLC
     536 EAST PIKE AVENUE                       45 Basin Creek Road
     COLUMBUS, MT 59019                         Butte, MT 59701
     ATTENTION: Vice President and CFO          ATTENTION: Director, Power Marketing & Trading
     WITH A COPY TO: General Counsel            WITH A COPY TO: Office of the General Counsel

12. CONDITIONS PRECEDENT/CREDIT REQUIREMENTS - This Agreement shall not be deemed to be valid and binding upon the Parties until the occurrence of each of the following conditions precedent: (i) credit approval of Customer by PPL, and (ii) if applicable, Customer being selected to participate in the retail access program of the Customer's EDC, and (iii) PPL becoming authorized to supply electricity to Customer under the retail access program of Customer's EDC. PPL shall have no liability for any delay in electricity service which is due to the actions or inactions of Customer's EDC, or which is the direct or indirect result of Customer failing to provide PPL with true and accurate information.

     Customer hereby authorizes PPL to obtain credit information regarding Customer from the EDC that currently provides service to Customer and its Facilities. Customer also authorizes PPL to make such inquiries as PPL considers to be necessary to obtain credit information and authorizes Customer's bank, at any time and from time to time while this Agreement is in effect, to release credit information regarding Customer. In the event PPL makes a good faith and commercially reasonable determination that Customer has encountered a "material adverse change" in its financial condition, PPL reserves the right (i) to request a modification of the terms of this Agreement, including the terms of any Purchasing Attachment, upon written notice to Customer to account for such material adverse change, which modifications may include without limitation increasing the price(s) for electricity hereunder, requiring Customer to provide a letter of credit, cash deposit, surety bond, or third party guaranty (provided in a format and by a financial institution, insurer, or guarantor acceptable to PPL), or (ii) to terminate this Agreement upon the provision of ten (10) days written notice. As used in this Section 12, a "material adverse change" shall mean (a) a downgrade of the Customer's long-term senior, unsecured debt (not supported by third party credit enhancement) below B by Standard & Poors or B2 by Moody's, or (b) Customer's failure to maintain any form of performance assurance, such as cash, Letters of Credit or surety bonds, that may be required by PPL hereunder or under any Purchasing Attachment.



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                                                                      [PPL LOGO]

                            RETAIL ELECTRICITY SUPPLY
                                    CONTRACT

13. DAMAGES - PPL SHALL HAVE NO LIABILITY OTHER THAN FOR ITS NEGLIGENCE, GROSS NEGLIGENCE, WILFUL MISCONDUCT OR BREACH OF ITS MATERIAL OBLIGATIONS HEREUNDER. SPECIFICALLY, IN NO EVENT SHALL PPL BE LIABLE FOR ANY DAMAGES RELATING TO CUSTOMER'S REVERSION TO ITS PROVIDER OF LAST RESORT FOR ITS ELECTRICITY SUPPLY UNLESS SUCH REVERSION IS DIRECTLY DUE TO PPL'S NEGLIGENCE, GROSS NEGLIGENCE, WILFUL MISCONDUCT OR BREACH OF ITS MATERIAL OBLIGATIONS HEREUNDER. PPL'S LIABILITY FOR ANY CLAIM HEREUNDER OR OTHERWISE RELATED TO THE SUPPLY OF ELECTRICITY TO CUSTOMER IS LIMITED TO DIRECT ACTUAL DAMAGES AS THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE EXPRESSLY WAIVED. NEITHER PARTY WILL BE LIABLE FOR DAMAGES OTHER THAN DIRECT ACTUAL DAMAGES NOR FOR CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES. LIABILITY LIMITATIONS ARE WITHOUT REGARD TO CAUSE.

14. INDEMNITY - Each Party shall indemnify, defend and hold harmless the other Party from and against any and all third party claims or actions, threatened or filed and, whether groundless, false, fraudulent or otherwise, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement, arising from or out of any event, circumstance, act or incident first occurring or existing during the period when control and title to the Electricity is vested in such Party as provided in Section 8.

15. DISPUTE RESOLUTION - Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach thereof, including its interpretation, performance or termination, shall be finally resolved by arbitration. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in Montana and shall be the exclusive forum for resolving such dispute, controversy or claim. For the purposes of this arbitration, the provisions of this Agreement and all rights and obligations thereunder shall be governed and construed in accordance with the laws of the State of Montana. The decision of the arbitrators shall be binding upon the Parties hereto, and the expense of the arbitration (including, without limitation, the award of attorneys' fees to the prevailing Party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgment thereon may be entered by any court of competent jurisdiction.

     Each Party hereby agrees that the arbitration procedures set forth in the preceding paragraph shall be the sole and exclusive means of finally resolving any disputes that may arise between the Parties pursuant to this Agreement, and in furtherance thereof each Party hereby waives the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party in order to enforce the instituting Party's rights hereunder.

16. AMENDMENT - This Agreement may be modified or amended only by prior written agreement executed by both Parties.

17. CONFIDENTIALITY - Neither Party shall disclose the terms of the Agreement, in part or in its entirety, to any third party absent the express written permission of the other Party, except where (a) necessary to comply with any applicable law, order, regulation or exchange rule; provided, however, that each Party shall notify the other Party promptly upon receipt of any request to it in any proceeding that could result in an order requiring such disclosure and the Party subject to such request shall use reasonable efforts to prevent or limit the disclosure, or (b) necessary to effectuate transmission of Electricity subject to this Agreement. This Paragraph does not apply to the Parties' responsibilities to file information with the Federal Energy Regulatory Commission, the Montana Public Service Commission or other applicable regulatory agencies.

18. WAIVER - The waiver by either Party of a breach by the other Party or of any provision of this Agreement shall not be deemed to be a waiver of any other provision hereof or of any subsequent or continuing breach of such provision or any other provision. Any waiver must be in writing to be effective.



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                                                                      [PPL LOGO]

                            RETAIL ELECTRICITY SUPPLY
                                    CONTRACT

19. NO VIOLATION OF LAW - Neither Party under this Agreement shall be required to perform any obligation hereunder that violates any state or federal law or is prohibited by any order of any state or federal court or any order or regulation of any state or federal agency.

20. METERING - PPL reserves the right to install metering at Customer's facility at PPL's expense.

21. ENTIRE AGREEMENT: GOVERNING LAW - This Agreement is the entire agreement between the Parties. It supersedes all prior agreements, and is governed by Montana law, without regard to Montana's choice of law rules.

22. RIGHT OF RESCISSION - This Agreement may be rescinded by Customer by providing written notice no later than three (3) days following date of execution.

23. INITIAL SCHEDULING - In order for PPL to initiate scheduling of the Electricity to the Customer's Facility(ies) and complete enrollment requirements with the EDC and/or ETP, this Agreement, and the applicable Purchasing Attachment(s), must be executed by both Parties no later than eight (8) business days prior to the first scheduled delivery day.

24. CONSENT TO RELEASE OF INFORMATION - Customer gives PPL permission to release information about Customer (including Customer's name, address, telephone number and historic billing data) to certain affiliates of PPL, which may offer to provide energy and mechanical contracting (such as heating and air conditioning) services to Customer. Further, Customer agrees that PPL is released from any and all liability which might occur due to the release of such information.

AGREED TO AND ACCEPTED BY:

     FOR CUSTOMER:                              FOR PPL ENERGYPLUS, LLC
     AUTHORIZED                                 AUTHORIZED
     SIGNATURE:                                 SIGNATURE:
                -------------------------                  ---------------------
     PRINT                                      PRINT
     NAME: James A. Sabala                      NAME: Mark D. Zora
     PRINT                                      PRINT
     TITLE: Vice President and CFO              TITLE: Manager, Energy Marketing

     DATE:                                      DATE:
           ------------------------------             --------------------------




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                                                                      [PPL LOGO]

                         TRANSMISSION AGENCY AGREEMENT
                                   ATTACHMENT

         THIS TRANSMISSION AGENCY AGREEMENT ATTACHMENT (this "Agency Relationship") is attached to and is a part of the Retail Electricity Supply Contract for Firm Electricity Supply ("Retail Contract"), dated as of December 11, 2001, between PPL EnergyPlus, LLC ("PPL") and the Customer specified on the Retail Electricity Supply Contract ("Customer"). PPL and Customer may sometimes be referred to herein individually as "Party" and collectively as the "Parties".

1. TRANSMISSION SERVICE. Pursuant to the terms in Section 5 of the Retail Electricity Supply Contract, Customer is required to arrange and pay for transmission and delivery of such electricity supply from the Delivery Point(s), as defined in the Purchasing Attachment. Further, the Customer has entered into a transmission agreement with an Electric Transmission Provider ("ETP") in which the ETP will transmit, pursuant to the ETP's Open Access Transmission Tariff ("OATT"), the electricity supply to be delivered by PPL from the Delivery Point(s) to the Facility(ies), as identified in the Purchasing Attachment.

2. DESIGNATION OF AGENCY. Customer hereby appoints PPL to act as its Designated Agent, as defined in the Customer's ETP's OATT, and on its behalf with respect to arranging and scheduling transmission and ancillary services on the ETP's transmission system for the electricity supply purchased by Customer from PPL. Services to be performed by PPL at Customer's direction and on its behalf shall include without limitation:

     a) acting as Customer's primary contact with Customer's ETP regarding issues relating to or affecting Customer's transmission and ancillary services from the ETP; and

     b) reserving and scheduling Transmission Service with Customer's ETP, as identified and defined in the ETP's OATT, including losses and ancillary services, pursuant to and in accordance with the terms and conditions of the ETP's OATT and the Retail Contract.

     Nothing herein, however, shall prohibit Customer from obtaining ancillary services independent of PPL.

3.   CUSTOMER ARRANGEMENTS. Customer recognizes and agrees that pursuant to
     Section 5 of the Retail Electricity Supply Contract, Customer is responsible for obtaining, reviewing, negotiating and executing all agreements, documents or other instruments required by or pursuant to the ETP's OATT necessary for Customer to be deemed an "Eligible Customer" under and to receive services pursuant to the ETP's OATT. PPL shall have no obligation hereunder to assist or advise Customer with respect to such agreements and documents. Customer shall take all actions necessary to have PPL recognized as Customer's "Designated Agent" pursuant to the OATT.

4. PAYMENT. Customer shall be responsible for payment to the ETP for all services provided to Customer by its ETP under the ETP's OATT, as well as all payments for ancillary services, irrespective of how and from whom such ancillary services are procured. Customer shall insure that all original invoices for such services are sent by the ETP and any ancillary services provider to Customer for payment. PPL shall not be liable to Customer's ETP or any third party provider for any payment for any such services provided to Customer.

5.   SCHEDULING.

     (a) If applicable, Customer shall notify PPL of its Scheduled Quantity (Committed Quantity plus Additional Quantity less Surplus Power) including transmission and distribution losses, in whole megawatt increment(s), no later than 6:30 a.m. (Mountain Prevailing Time) of the first business day prior to the start of the date when the Scheduled Quantity is to be delivered to Customer. However, a request by the Customer for Scheduled Quantities to be delivered on any Saturday, Sunday or Monday shall be submitted to PPL no later than 6:30 a.m. (MPT) on Thursday for Saturday delivery and 6:30 a.m. (MPT) Friday for Sunday and Monday delivery. For Holidays, Customer shall provide notice no later than 6:30 a.m. (MPT) on the Western Systems Coordinating Council (WSCC), or its successor(s), designated pre-scheduling day for that Holiday. These deadlines may be revised for changes in the WSCC, or its successor(s) scheduling practices by written notification to Customer. At a minimum, Customer shall specify the MW quantity and the start and end times of the delivery of the Scheduled Quantity. Unless otherwise provided in a Purchasing Attachment hereto, if Customer fails to notify PPL within the time frame indicated in this paragraph, PPL is under no obligation to provide the Scheduled Quantity requested. Customer shall notify PPL in accordance with the Notification Procedures detailed in Section 6 below. Customer and PPL shall cooperate to ensure that schedules and Scheduled Quantities are timely and reflect the actual expected deliveries of electricity supply to the Customer's Facilities, provided however, that notwithstanding such cooperation, Customer shall be liable for all energy



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                         TRANSMISSION AGENCY AGREEMENT
                                   ATTACHMENT

          imbalance charges and other related charges incurred as a result of Customer's Scheduled Quantities, except to the extent caused solely by PPL's negligence or willful misconduct.

     (b) Customer shall be responsible for providing PPL with the Scheduled Quantity. Except to the extent caused solely by PPL's negligence or willful misconduct, PPL shall not be liable to Customer for any damages that may result, including the failure to schedule or reserve sufficient transmission, if such failure was related, in whole or in part, directly or indirectly, to inaccuracies in or the Customer's failure to supply PPL with the Scheduled Quantity as required by
          Section 5(a).

6. NOTIFICATION PROCEDURES: Each Party shall notify the other if the Customer's ETP provides notice of a distribution or transmission outage that will impact the Customer's Facility(ies). In the event of a planned outage, the notifying Party shall provide notification the sooner of at least one full business day in advance or no later than 6:30 am Mountain Prevailing Time (MPT) of the preceding business day. In the event of any unplanned outage, the notifying Party shall provide the other Party with all the information received from the ETP or EDC, but at a minimum, the amount of load/supply reduction, start time and end time.

7. REVOCATION. Notwithstanding any contrary provision, Customer and PPL shall each have the right to revoke and terminate, upon thirty (30) day's prior written notice, the agency relationship set forth herein. However, such revocation shall not relieve either Party from any responsibilities described in the Retail Electricity Supply Contract or other Attachments to the Agreement. Upon such revocation, Customer shall notify the ETP that PPL is no longer acting as Customer's Designated Agent.

8.   MISCELLANEOUS.

     (a) ASSIGNMENT. This Agency Relationship is not assignable by either Party without the prior written consent of the non-assigning Party, which consent shall not be unreasonably withheld, delayed or conditioned. Any assignment without the prior approval of the non-assigning Party is voidable by such non-assigning Party.

     (b) AMENDMENT/BINDING EFFECT. This Agency Relationship may not be amended, changed, modified, or altered unless such amendment, change, modification, or alteration is in writing and signed by both Parties to the Agreement or their successor in interest. This Agency Relationship inures to the benefit of and is binding upon the Parties and their respective successors and permitted assigns.

     (c) SEVERABILITY. If any article, section, phrase or portion of this Agency Relationship is, for any reason, held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such article, section, phrase, or portion so adjudged will be deemed separate, severable and independent and the remainder of this Agency Relationship will be and remain in full force and effect and will not be invalidated or rendered illegal or unenforceable or otherwise affected by such adjudication, provided the basic purpose of this Agency Relationship and the benefits to the Parties are not substantially impaired.

     (d) ENTIRE AGENCY RELATIONSHIP. This Agency Relationship completely and fully supersedes all other understandings or agreements, both written and oral, including any term sheet or confirmation, between the Parties relating to the subject matter hereof.

     (e) WAIVER. No delay or omission by a Party in the exercise of any right under this Agency Relationship shall be taken, construed, or considered as a waiver or relinquishment thereof, and any such right may be exercised from time to time and as often as may be deemed expedient. If any of the terms and conditions herein are breached and thereafter waived by a Party, such waiver is limited to the particular breach so waived and is not deemed to waive any other breach hereunder.

         IN WITNESS WHEREOF, the Parties have caused this Agency Relationship to be signed by their respective duly authorized representative as of the date first set forth on the Retail Electricity Supply Contract.

CONFIRMING SIGNATURES:

For Customer                            For PPL EnergyPlus, LLC
             -------------------------                          ----------------
Title:                                  Title:
       -------------------------------         ---------------------------------
Date:                                   Date:
      --------------------------------        ----------------------------------


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